Exhibit 4.30

Entrusted Loan Contract

2012-Fang Zi No.11120206

Lender (Party A): China Merchant Bank Co., Ltd., Shanghai Dongfang Sub-branch

Address: 902, Dongfang Road

Principal: Chen, Siqing

Borrower (Party B): Lansha Information Technology (Shanghai) Co., Ltd.

Address:

Legal Representative (Principal): Tan, Qunzhao

Party A was entrusted by Shanda Computer (Shanghai) Co., Ltd. (hereinafter referred to as “Trustor”) to lend the entrusted loan in RMB. Both Parties, through equal negotiation, agree to enter into this contract by the following terms, pursuant to the terms of Entrustment Contract on Entrust Loan numbered 2012-Fang Zi No.11120206 and the provisions set forth in the Notice of Entrusted Loan dated as of February 7, 2012, as well as in accordance with relevant laws and regulations of PRC.

I. The Currency, Subject, Type, Amount, Purpose, Interest Rate and Term of the Loan:

Currency:	RMB

Subject:	Entrusted Loan

Type:	Working Capital Loan

Amount:	Twelve million and three hundred thousand	12,300,000

Purpose:	Dividends

Interest Rate:	3%

Term:	12 months (The actual Commencing Date and Ending Date of the loan are accounted as recorded in the IOU.)

II. Prior to Party B’s withdrawal of such loan, Party B shall submit a plan of withdrawal in connection with such purpose as set forth above, pursuant to which the Party shall withdrawal such loan. The withdrawing process by Party B shall be completed within one (1) business day prior to lending.

III. Party B undertake to repay the principal and interest of the loan hereunder with the following funds:

(1)

(2)

(3)

IV. Party B shall repay in full the principal and interest of the loan within the term of the loan as set forth herein. Where Party B repay the loan in advance, Party B shall consult with the Trustor and, if applicable, proceed with the repayment upon Party A’s receipt of the notice by Trustor in connection with such repayment in advance.

V. Interest.

The interest incurred in connection with the loan hereunder is accrued, in accordance with the interest rate determined by the Trustor, with the days of actual lending of the money, on the basis of each loan, and the interest accounted date is the date of expiry of the loan.

In the event that the benchmark interest rate is adjusted by the State within the term of the loan or that the interest rate of the loan is requested by the Trustor to be adjusted, Party A may adjust the interest rate of the loan hereunder pursuant to relevant requirements of the State in connection with the adjustment of interest rate or pursuant to the authorization in writing by the Trustor, in each case with the written consents by both the Trustor and Party B. The interest of the loan is accrued and payable in accordance with the new interest rate since the adjustment.

VI. Where the Trustor requires Party B (or any designated third party) to secure the loan herehunder by the Notice of Entrusted Loan, Party B or, if applicable, such designated third party shall secure the loan as required by the Trustor, and Party A and Party B or such designated third party shall enter into a relevant guarantee contract as a supplement agreement hereto.

In the event that the loan is required by the Trustor to be secured, Party A is entitled to reject to lend the money until such security is implemented.

VII. Within the term of this contract, Party A may, at any time, review the status of the use of such loan, and Party B shall provide such true and correct status and materials in good faith as required by Party A.

VIII. Modification and Termination of This Contract.

Upon the effectiveness hereof, where either of Party A and Party B desires to modify any provision hereof or terminate this contract, this contract may be so modified or terminated only if agreed in writing by and among Party A, Party B and the Trustor, upon written consent by Trustor and through negotiation between both Party A and Party B.

IX. Event of Default

(1) In the event that Party A fails to lend such amount of money on such date in a timely manner as covenanted with Party B, Party A shall pay such penalty equivalent to N/A percent of such breaching amount on a daily basis, subject to Section IV (2) and this Section IX (2) herein.

(2) In the event that Party B fails to use the loan for the purpose set forth herein, Party A may suspend the lending and recall part or all of outstanding loans, and impose an additional 100% on the basis of the original interest rate as a fine with respect to the amount that has been used for purposes in breach hereof.

(3) In the event that Party B fails to repay the principal and interest of the loan in a timely manner as set forth herein, Party A may impose an additional 50% on the basis of the original interest rate with actual time overdue and with respect to the amount overdue.

(4) In case of any early repayment from Party B, if no early repayment notice has been received from the Trustor, Party A shall have the right to require Party B for a payment of breach of contract which is N/A %00 of the amount early repaid per day for the number of days in advance of the prescribed date of repayment, except for the circumstances indicated in item (ii) and item (v) of this provision.

(5) Within the validity period of this contract, if any of the following circumstances happens, Party A is entitled to, per the Trustor’s request, withdraw the entrusted loan principal and interest and any other related fees in advance: (i) Party B breaches any provision of obligation under this contract; (ii) Party B’s business operation severely deteriorates; (iii) the guarantor’s business operation severely deteriorates; (iv) the mortgaged property experiences damages or losses, or the pledged property experiences severe devaluation, which would adversely affect the security of the loan; (v) other circumstances that entitle Party A to withdraw the loan in advance according to the laws, regulations and financial rules.

X. Notices and requests related to this contract from both parties shall be given in writing. If delivered by hand, the recipient’s signing after receiving the notice or request shall be deemed as the arrival thereof; if delivered by mail, the notice or request shall be deemed as arrived after seven days after the delivery; if delivered by fax, the receiving of such fax by the recipient’s fax machine shall be deemed as the arrival of the notice or request.

Party A’s address:

Party B’s address:

If any changes of one party’s address occur, this party shall promptly inform the other party of the change of address, otherwise it shall bear any damages that might be caused.

XI. Settlement of Disputes

All disputes in connection with the execution of this contract shall be settled through negotiation. In case no settlement can be reached, the dispute then may be settled by the first way (only choose one way):

(1) being submitted to the People’s Court of the place where it is located for judgment;

(2) being submitted to the arbitration committee of             for arbitration.

XII. For any matter not referred to in this contract, the two parties may further negotiate and enter into supplemental agreements.

XIII. This contract takes effect after the authorized representatives of the two parties provide signatures (or affix the seals of names) or affix the seals of each company, and ceases to be effective after the date when the loan principal and interest and any other fees are paid off.

XIV. This contract is executed in three copies. Each of Party A, Party B and the Trustor shall hold one copy.

All the provisions in this contract have been fully negotiated by all parties. The bank has drawn the other parties’ special attention to the provisions in regard to waiving or limiting the bank’s responsibility, granting the bank certain unilateral rights, increasing the other parties’ responsibilities or limiting other parties’ rights, and reminded them to have a comprehensive and accurate understanding of such provisions. The bank has, per the request of the other parties, given an explanation of the aforesaid provision accordingly. The parties signing for this contract share the same understanding of the provisions of this contract.

Party A:	(official seal)	[seal]

Principal or authorized agent	(signature /seal of name)	[seal]

Party B:	(official seal)	[seal]

Principal or authorized agent	(signature /seal of name)	[seal]

Date of Signature: [February 7, 2012]

Entrusted Loan Contract

2012-Fang Zi No.11120203

Lender (Party A): China Merchant Bank Co., Ltd., Shanghai Dongfang Sub-branch

Address:

Principal: Chen, Siqing

Borrower (Party B): Shengji Information Technology (Shanghai) Co. Ltd.

Address:

Legal Representative (Principal): Tan, Qunzhao

Party A was entrusted by Shanda Computer (Shanghai) Co., Ltd. (hereinafter referred to as “Trustor”) to lend the entrusted loan in RMB. Both Parties, through equal negotiation, agree to enter into this contract by the following terms, pursuant to the terms of Entrustment Contract on Entrust Loan numbered 2012-Fang Zi No.11120203 and the provisions set forth in the Notice of Entrusted Loan dated as of February 8, 2012, as well as in accordance with relevant laws and regulations of PRC.

I.	The Currency, Subject, Type, Amount, Purpose, Interest Rate and Term of the Loan:

Currency:	RMB

Subject:	Entrusted Loan

Type:	Working Capital Loan

Amount:	One hundred and fifty four million and three hundred thousand	154,300,000

Purpose:

Interest Rate:	3%

Term:	12 months (The actual Commencing Date and Ending Date of the loan are accounted as recorded in the IOU.)

II.	Prior to Party B’s withdrawal of such loan, Party B shall submit a plan of withdrawal in connection with such purpose as set forth above, pursuant to which the Party shall withdrawal such loan. The withdrawing process by Party B shall be completed within one (1) business day prior to lending.

III.	Party B undertake to repay the principal and interest of the loan hereunder with the following funds:

(1)

(2)

(3)

IV.	Party B shall repay in full the principal and interest of the loan within the term of the loan as set forth herein. Where Party B repay the loan in advance, Party B shall consult with the Trustor and, if applicable, proceed with the repayment upon Party A’s receipt of the notice by Trustor in connection with such repayment in advance.

V.	Interest.

The interest incurred in connection with the loan hereunder is accrued, in accordance with the interest rate determined by the Trustor, with the days of actual lending of the money, on the basis of each loan, and the interest accounted date is the date of expiry of the loan.

In the event that the benchmark interest rate is adjusted by the State within the term of the loan or that the interest rate of the loan is requested by the Trustor to be adjusted, Party A may adjust the interest rate of the loan hereunder pursuant to relevant requirements of the State in connection with the adjustment of interest rate or pursuant to the authorization in writing by the Trustor, in each case with the written consents by both the Trustor and Party B. The interest of the loan is accrued and payable in accordance with the new interest rate since the adjustment.

VI.	Where the Trustor requires Party B (or any designated third party) to secure the loan herehunder by the Notice of Entrusted Loan, Party B or, if applicable, such designated third party shall secure the loan as required by the Trustor, and Party A and Party B or such designated third party shall enter into a relevant guarantee contract as a supplement agreement hereto.

In the event that the loan is required by the Trustor to be secured, Party A is entitled to reject to lend the money until such security is implemented.

VII.	Within the term of this contract, Party A may, at any time, review the status of the use of such loan, and Party B shall provide such true and correct status and materials in good faith as required by Party A.

VIII.	Modification and Termination of This Contract.

Upon the effectiveness hereof, where either of Party A and Party B desires to modify any provision hereof or terminate this contract, this contract may be so modified or terminated only if agreed in writing by and among Party A, Party B and the Trustor, upon written consent by Trustor and through negotiation between both Party A and Party B.

IX.	Event of Default

(1) In the event that Party A fails to lend such amount of money on such date in a timely manner as covenanted with Party B, Party A shall pay such penalty equivalent to N/A percent of such breaching amount on a daily basis, subject to Section IV (2) and this Section IX (2) herein.

(2) In the event that Party B fails to use the loan for the purpose set forth herein, Party A may suspend the lending and recall part or all of outstanding loans, and impose an additional 100% on the basis of the original interest rate as a fine with respect to the amount that has been used for purposes in breach hereof.

(3) In the event that Party B fails to repay the principal and interest of the loan in a timely manner as set forth herein, Party A may impose an additional 50% on the basis of the original interest rate with actual time overdue and with respect to the amount overdue.

(4) In case of any early repayment from Party B, if no early repayment notice has been received from the Trustor, Party A shall have the right to require Party B for a payment of breach of contract which is N/A %00 of the amount early repaid per day for the number of days in advance of the prescribed date of repayment, except for the circumstances indicated in item (ii) and item (v) of this provision.

(5) Within the validity period of this contract, if any of the following circumstances happens, Party A is entitled to, per the Trustor’s request, withdraw the entrusted loan principal and interest and any other related fees in advance: (i) Party B breaches any provision of obligation under this contract; (ii) Party B’s business operation severely deteriorates; (iii) the guarantor’s business operation severely deteriorates; (iv) the mortgaged property experiences damages or losses, or the pledged property experiences severe devaluation, which would adversely affect the security of the loan; (v) other circumstances that entitle Party A to withdraw the loan in advance according to the laws, regulations and financial rules.

X.	Notices and requests related to this contract from both parties shall be given in writing. If delivered by hand, the recipient’s signing after receiving the notice or request shall be deemed as the arrival thereof; if delivered by mail, the notice or request shall be deemed as arrived after seven days after the delivery; if delivered by fax, the receiving of such fax by the recipient’s fax machine shall be deemed as the arrival of the notice or request.

Party A’s address:

Party B’s address:

If any changes of one party’s address occur, this party shall promptly inform the other party of the change of address, otherwise it shall bear any damages that might be caused.

XI.	Settlement of Disputes

All disputes in connection with the execution of this contract shall be settled through negotiation. In case no settlement can be reached, the dispute then may be settled by the first way (only choose one way):

(1) being submitted to the People’s Court of the place where it is located for judgment;

(2) being submitted to the arbitration committee of             for arbitration.

XII.	For any matter not referred to in this contract, the two parties may further negotiate and enter into supplemental agreements.

XIII.	This contract takes effect after the authorized representatives of the two parties provide signatures (or affix the seals of names) or affix the seals of each company, and ceases to be effective after the date when the loan principal and interest and any other fees are paid off.

XIV.	This contract is executed in three copies. Each of Party A, Party B and the Trustor shall hold one copy.

All the provisions in this contract have been fully negotiated by all parties. The bank has drawn the other parties’ special attention to the provisions in regard to waiving or limiting the bank’s responsibility, granting the bank certain unilateral rights, increasing the other parties’ responsibilities or limiting other parties’ rights, and reminded them to have a comprehensive and accurate understanding of such provisions. The bank has, per the request of the other parties, given an explanation of the aforesaid provision accordingly. The parties signing for this contract share the same understanding of the provisions of this contract.

Party A:	(official seal)	[seal]

Principal or authorized agent	(signature /seal of name)	[seal]

Party B:	(official seal)	[seal]

Principal or authorized agent	(signature /seal of name)	[seal]

Date of Signature: [February 8, 2012]

Entrusted Loan Contract

2012-Fang Zi No.11120204

Lender (Party A): China Merchant Bank Co., Ltd., Shanghai Dongfang Sub-branch

Address: 902, Dongfang Road

Principal: Chen, Siqing

Borrower (Party B): Shengqu Information Technology (Shanghai) Co. Ltd.

Address: Blk 1, No. 690, Bibo Road

Legal Representative (Principal): Tan, Qunzhao

Party A was entrusted by Shanda Computer (Shanghai) Co., Ltd. (hereinafter referred to as “Trustor”) to lend the entrusted loan in RMB. Both Parties, through equal negotiation, agree to enter into this contract by the following terms, pursuant to the terms of Entrustment Contract on Entrust Loan numbered 2012-Fang Zi No.11120204 and the provisions set forth in the Notice of Entrusted Loan dated as of February 8, 2012, as well as in accordance with relevant laws and regulations of PRC.

I.	The Currency, Subject, Type, Amount, Purpose, Interest Rate and Term of the Loan:

Currency:	RMB

Subject:	Entrusted Loan

Type:	Working Capital Loan

Amount:	Seven hundred and fifty nine million and four hundred thousand	759,400,000

Purpose:	Dividends

Interest Rate:	3%

Term:	12 months (The actual Commencing Date and Ending Date of the loan are accounted as recorded in the IOU.)

II.	Prior to Party B’s withdrawal of such loan, Party B shall submit a plan of withdrawal in connection with such purpose as set forth above, pursuant to which the Party shall withdrawal such loan. The withdrawing process by Party B shall be completed within one (1) business day prior to lending.

III.	Party B undertake to repay the principal and interest of the loan hereunder with the following funds:

(1)

(2)

(3)

IV.	Party B shall repay in full the principal and interest of the loan within the term of the loan as set forth herein. Where Party B repay the loan in advance, Party B shall consult with the Trustor and, if applicable, proceed with the repayment upon Party A’s receipt of the notice by Trustor in connection with such repayment in advance.

V.	Interest.

The interest incurred in connection with the loan hereunder is accrued, in accordance with the interest rate determined by the Trustor, with the days of actual lending of the money, on the basis of each loan, and the interest accounted date is the date of expiry of the loan.

In the event that the benchmark interest rate is adjusted by the State within the term of the loan or that the interest rate of the loan is requested by the Trustor to be adjusted, Party A may adjust the interest rate of the loan hereunder pursuant to relevant requirements of the State in connection with the adjustment of interest rate or pursuant to the authorization in writing by the Trustor, in each case with the written consents by both the Trustor and Party B. The interest of the loan is accrued and payable in accordance with the new interest rate since the adjustment.

VI.	Where the Trustor requires Party B (or any designated third party) to secure the loan herehunder by the Notice of Entrusted Loan, Party B or, if applicable, such designated third party shall secure the loan as required by the Trustor, and Party A and Party B or such designated third party shall enter into a relevant guarantee contract as a supplement agreement hereto.

In the event that the loan is required by the Trustor to be secured, Party A is entitled to reject to lend the money until such security is implemented.

VII.	Within the term of this contract, Party A may, at any time, review the status of the use of such loan, and Party B shall provide such true and correct status and materials in good faith as required by Party A.

VIII.	Modification and Termination of This Contract.

Upon the effectiveness hereof, where either of Party A and Party B desires to modify any provision hereof or terminate this contract, this contract may be so modified or terminated only if agreed in writing by and among Party A, Party B and the Trustor, upon written consent by Trustor and through negotiation between both Party A and Party B.

IX.	Event of Default

(1) In the event that Party A fails to lend such amount of money on such date in a timely manner as covenanted with Party B, Party A shall pay such penalty equivalent to N/A percent of such breaching amount on a daily basis, subject to Section IV (2) and this Section IX (2) herein.

(2) In the event that Party B fails to use the loan for the purpose set forth herein, Party A may suspend the lending and recall part or all of outstanding loans, and impose an additional 100% on the basis of the original interest rate as a fine with respect to the amount that has been used for purposes in breach hereof.

(3) In the event that Party B fails to repay the principal and interest of the loan in a timely manner as set forth herein, Party A may impose an additional 50% on the basis of the original interest rate with actual time overdue and with respect to the amount overdue.

(4) In case of any early repayment from Party B, if no early repayment notice has been received from the Trustor, Party A shall have the right to require Party B for a payment of breach of contract which is N/A %00 of the amount early repaid per day for the number of days in advance of the prescribed date of repayment, except for the circumstances indicated in item (ii) and item (v) of this provision.

(5) Within the validity period of this contract, if any of the following circumstances happens, Party A is entitled to, per the Trustor’s request, withdraw the entrusted loan principal and interest and any other related fees in advance: (i) Party B breaches any provision of obligation under this contract; (ii) Party B’s business operation severely deteriorates; (iii) the guarantor’s business operation severely deteriorates; (iv) the mortgaged property experiences damages or losses, or the pledged property experiences severe devaluation, which would adversely affect the security of the loan; (v) other circumstances that entitle Party A to withdraw the loan in advance according to the laws, regulations and financial rules.

X.	Notices and requests related to this contract from both parties shall be given in writing. If delivered by hand, the recipient’s signing after receiving the notice or request shall be deemed as the arrival thereof; if delivered by mail, the notice or request shall be deemed as arrived after seven days after the delivery; if delivered by fax, the receiving of such fax by the recipient’s fax machine shall be deemed as the arrival of the notice or request.

Party A’s address:

Party B’s address:

If any changes of one party’s address occur, this party shall promptly inform the other party of the change of address, otherwise it shall bear any damages that might be caused.

XI.	Settlement of Disputes

All disputes in connection with the execution of this contract shall be settled through negotiation. In case no settlement can be reached, the dispute then may be settled by the first way (only choose one way):

(1) being submitted to the People’s Court of the place where it is located for judgment;

(2) being submitted to the arbitration committee of             for arbitration.

XII.	For any matter not referred to in this contract, the two parties may further negotiate and enter into supplemental agreements.

XIII.	This contract takes effect after the authorized representatives of the two parties provide signatures (or affix the seals of names) or affix the seals of each company, and ceases to be effective after the date when the loan principal and interest and any other fees are paid off.

XIV.	This contract is executed in three copies. Each of Party A, Party B and the Trustor shall hold one copy.

All the provisions in this contract have been fully negotiated by all parties. The bank has drawn the other parties’ special attention to the provisions in regard to waiving or limiting the bank’s responsibility, granting the bank certain unilateral rights, increasing the other parties’ responsibilities or limiting other parties’ rights, and reminded them to have a comprehensive and accurate understanding of such provisions. The bank has, per the request of the other parties, given an explanation of the aforesaid provision accordingly. The parties signing for this contract share the same understanding of the provisions of this contract.

Party A:	(official seal)	[seal]

Principal or authorized agent	(signature /seal of name)	[seal]

Party B:	(official seal)	[seal]

Principal or authorized agent	(signature /seal of name)	[seal]

Date of Signature: [February 8, 2012]